UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2013

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 8.01.	Other Events

In connection with DaVita Inc.’s merger with HealthCare Partners Holdings, LLC in November 2012, DaVita HealthCare Partners Inc. and the representative of the former owners and option holders of HealthCare Partners Holdings, LLC have agreed to settle certain post-closing adjustments, including potential earn-out obligations owed by DaVita pursuant to the Agreement and Plan of Merger. The parties have agreed that DaVita HealthCare Partners will pay the former owners and option holders $68.75 million to resolve the earn-out adjustment. Prior to this settlement agreement, the former owners and option holders had the potential to receive a second earn-out payment of $137.5 million contingent on the performance of the business in the fiscal year ending December 31, 2013. The company reported in its financial statements for the most recent quarterly filing on Form 10-Q that it had adjusted downward to $68.75 million the estimated fair value of the potential second earn-out payment. The resolution of post-closing adjustments, in particular the earn-out, eliminates certain operating constraints and allows for accelerated integration of the enterprise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: September 20, 2013	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer and Corporate Secretary